2nd Quarter 2025 August 6th, 2025 Earnings Presentation

Company Overview ACIC is a specialty underwriter of catastrophe exposed commercial property insurance. American Coastal Insurance Corp. (Nasdaq: ACIC) is the insurance holding company for American Coastal Insurance Company (AmCoastal), a Florida domiciled P&C carrier, and Skyway Underwriters (SKU), a managing general agency, along with other operating affiliates. AmCoastal is a balance sheet underwriter and has the #1 market share of commercial residential property insurance in Florida with roughly 4,400 policies and $657 million of premium in-force. AmCoastal has earned an underwriting profit every year since its inception in 2007. SKU is a fee-based MGA focused on producing and underwriting commercial property insurance without taking any underwriting risk. ACIC as of June 30, 2025 Total Assets: $1.35 billion Total Equity: $292.3 million Annualized Revenue: $317.3 million Employees: 66 Headquarters: St. Petersburg, FL Credit Rating: BBB- (KBRA as of 7/21/25) Specialty Commercial Property Managing General Agency

Executive Summary

- <u>2Q-25 Results</u>
  - **Non-GAAP Core Income of $26.8m ($0.54)** increased $7.2m (+36.4%) from $19.6m ($0.40) y/y due to quota share reduction from 40% to 20% as of June 1, 2024 and further to 15% as of June 1, 2025 and two employer retention tax credits received in 2025 related to 2021 totaling $3.7m.
  - **Net premiums earned grew $15.0m (+23.8%)** to $78.4m y/y.
  - Our **combined ratio of 60.6%** decreased from 64.9% last year due to higher net premiums earned and our **Non-GAAP underlying combined** ratio (which excludes current catastrophe losses and PY development) **was 62.2%** which decreased from 66.4% in the prior year also due to higher net premiums earned. Both were below our stated target of 65.0%.
  - We experienced **no catastrophe losses in the quarter and had $1.3m of favorable prior year reserve development**
  - **Stockholders' equity** increased $56.6 million from December 31, 2024, to **$292.3m** or **$6.00 per share** and **$6.20 per share excluding unrealized losses** in accumulated other comprehensive income. Tangible book value per share increased to **$4.68 per share.**
- <u>Other Highlights</u>
  - The Florida commercial property market continued to soften during the second quarter with average premiums down ~7% since year-end.
  - The Company completed its Core CAT reinsurance program effective June 1, 2025 with increased protection and a risk-adjusted decrease of -12.4%.
  - ACIC was upgraded to investment grade status (BBB-) by KBRA on 7.21.25, saving approximately $1.5m per year in interest expense.
  - Skyway Underwriters is tracking with its 2025 underwriting goals and production target related to its new Apartment product.

ACIC AMERICAN COASTAL INSURANCE CORPORATION

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2Q-25 Financial Scorecard The Company is proud to report strong results for the second quarter. 2Q-25 = $0.54 vs. Analyst’s Est. = $0.38 2Q-25 = $6.00 vs. Analyst’s Est. = $5.78 2Q-25 = 60.6% vs. Analyst’s Est. = 71.1% 2Q-25 = 41.6% vs. Analyst’s Est. = 28.2% Core Earnings per Share (CEPS) Book Value per Share (BVPS) Combined Ratio (CR) Core Return on Equity (CROE)

2Q-25 & 1H-25 Summary of Key Results Net & Core Income improved y/y driven by lower reinsurance costs. Combined Ratio was below 65.0% target.

2Q-25 Operating Overview Net Income increased y/y as the impacts of quota share reductions & new business premiums are earned. Our 2024 and 2025 quota share step-downs, combined with new business writings, impacted our net earned premiums positively. This was partially offset by increased operating expense, but created net additional earnings y/y.

Balance Sheet Highlights Liquidity and Book Value surged in 1H-2025 due to strong underwriting results.

Investment Portfolio Overview The Company’s high quality fixed income investments have mitigated the impacts of Q2 market volatility. The Company’s cash position increased as we continue to take advantage of high cash yields and keep a conservative portfolio.

Skyway Underwriters Production Summary 1H-25 Apartments are diversifying our exposure in Florida, but we remain disciplined & selective.

Core CAT Reinsurance Program effective 6.1.25 Note: Return times projected as of 9.30.25 and calculated by blending AIRv10, AIRv11.5, RMSv22, &. RMSv23 LT+DS equally. Occurrence and aggregate limit increased y/y, but exhaustion point 201-year return time decreased slightly due to model changes in both AIR & RMS that increased probable maximum loss (PML) estimates incorporated into our view of risk. Consolidated group retention: 1st event - $29.75m (12.6% of equity at 12/31/24) vs. expiring $20.5m (12.2% of equity at 12/31/23) 2nd event - $18.5m (7.9% of equity at 12/31/24) vs. expiring $13.0m (7.7% of equity at 12/31/23) 3rd Event - $3.75m (1.6% of equity at 12/31/24) vs. expiring $13.0m (7.7% of equity at 12/31/23) Non-loss impacted layers down -10% to -22%, resulting in an overall risk-adjusted cost decrease of approximately -12.4% y/y. External gross CAT quota share reduced from 20% to 15% and internal quota share with our captive (Shoreline Re) increased from 30% to 45%. All incumbent markets renewed in 2025, and we added 7 new markets. Armor Re II bond issuances totaling $400m 2024-2 Bond has full cascading coverage excess of $50m Core Catastrophe Program Highlights Structure Illustration 201YR 100YR 50YR $518.0M $855.1M 130YR $1,027.9M

Cautionary Statements This presentation and the accompanying remarks contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management’s current beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate" or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions, including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2024 and 2023. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. See our earnings release, Form 10-K , Form 10-Q and Form 10-Q/A for further information regarding these non-GAAP financial measures.